EXHIBIT 10.3

Attachment 1

SUBURBAN PROPANE, L.P.
SEVERANCE PROTECTION PLAN
As Adopted in September 1996 and Amended in January 2008

The Board of Supervisors of Suburban Propane Partners, L.P. (the ‘‘Partnership’’), Suburban Propane, L.P. (‘‘Suburban’’), and all direct or indirect subsidiaries of Suburban, has adopted a program (referred to herein as the ‘‘Severance Protection Plan’’ or the ‘‘Plan’’) designed to protect certain key employees from the effects of an actual or possible Change in Control (as defined below), and thereby to enable Suburban to obtain the continued availability of such key employees’ services, managerial skills and business experience upon the threat or actual occurrence of a Change in Control.

An employee of Suburban or any of its subsidiaries who (a) received an unvested 2003 Long Term Incentive Plan (together with any successor plan thereto, the ‘‘LTIP’’) award during the fiscal year in which the Change in Control occurred, or (b), alternatively, if the Change in Control occurs on the first day of Suburban’s fiscal year, received an unvested LTIP award during the fiscal year immediately preceding the fiscal year in which the Change in Control occurred, or (c) Suburban agreed in writing would receive an unvested LTIP award at the commencement of the Suburban fiscal year immediately following the Change in Control, or (d), alternatively, if the Change in Control occurs on the first day of Suburban’s fiscal year, Suburban agreed in writing would receive an unvested LTIP award at the commencement of the Suburban fiscal year in which the Change in Control occurred is eligible for benefits under this Severance Protection Plan unless otherwise provided by written agreement between such employee and Suburban.

An employee who is eligible for benefits under this Plan will become entitled to benefits under the Plan if there is a loss of his or her employment within one year following a Change in Control. In such event, the employee will be entitled to receive (in lieu of any other severance benefits to which he or she may be entitled) a lump-sum benefit equal to the product of sixty-five (65) times 1/52 of the sum of the employee’s base annual salary and Target Cash Bonus, defined as the percentage (established by Suburban as of the later of the start of the fiscal year or commencement of employment) of the employee’s annual base salary that would be paid as a cash bonus to the employee if, for that fiscal year, actual EBITDA equals the Partnership’s budgeted EBITDA, without regard to whether the Target Cash Bonus was earned or paid, as of the date of the Change in Control (but not lower than the highest sum of such amounts at any time during the period beginning one year prior to the Change in Control and ending on the employee’s termination date). The benefit shall be paid within 30 days following the employee’s termination of employment.

Each employee who becomes entitled to receive benefits under this Plan shall also receive payment for (a) all annual incentive bonus awards earned but unpaid for all fiscal years completed prior to the Change in Control and for all fiscal years completed prior to the employee’s termination of employment, plus (b) for any partially completed fiscal year during which the employee’s termination of employment occurred, a payment equal to his or her then current Target Cash Bonus, multiplied by a factor equal to a numerator representing the number of full and partial months of service during the partially completed fiscal year and a denominator of twelve. Any amounts payable under this paragraph shall be paid within 30 days following the employee’s termination of employment.

For purposes of this Plan, an employee shall be deemed to have lost his or her employment if (a) the employee’s employment is terminated by Suburban or its successor (unless such termination is due to willful malfeasance in office as that term is defined below), or (b) the employee’s employment is terminated by the employee subsequent to one of the following events (each a ‘‘Good Reason’’): (i) a material diminution of the employee’s authority, duties, responsibilities or status; (ii) a material diminution in the authority, duties, responsibilities or status of the supervisor to whom the employee is required to report, including, but not limited to, a requirement that the employee report to a company officer (or subordinate employee) instead of directly to the Board of Supervisors; (iii) a reduction of 5% or greater in the employee’s base annual salary, or a failure to provide the employee with the opportunity to participate, on terms no less favorable than those existing immediately prior to the Change in Control, in any incentive bonus, savings, pension or other employee benefit plan of Suburban in effect immediately prior to the Change in Control (or successor plans and benefits which are, in the aggregate, no less favorable to the employee than those plans and benefits available to the employee immediately prior to the Change in Control); or (iv) a requirement, without the employee’s consent, that the employee be based more than 35 miles from his or her present office location if, and only if, the new location is farther from the employee’s place of residence than the office in which the employee performed services for Suburban or its affiliates prior to the Change in Control. The term ‘‘willful malfeasance in office’’ shall require a finding with respect to the circumstances under consideration that the employee did not act in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Suburban.

Prior to voluntary termination of employment for any of the four Good Reasons listed in subsection (b) of the preceding paragraph, and within 90 days of first becoming aware that one or more such Good Reasons has occurred, the employee must notify the Vice President or other highest ranking individual in charge of Human Resources, by certified mail, of such event, informing him or her that Suburban or, if applicable, a successor entity has 30 business days (the ‘‘Cure Period’’) from the date on which the notification was mailed to remedy such Good Reason.

If, for any reason, the twelve month anniversary of the Change in Control event occurs on, or within 30 days following, the date the foregoing notification was mailed to the Vice President or other highest ranking individual in charge of Human Resources, then the twelve-month severance protection period provided under this Plan shall be extended until the expiration of ten business days beyond the conclusion of the Cure Period.

For purposes of this Plan, the term ‘‘Change in Control’’ means:

(a)    the date on which any Person, or More than One Person Acting as a Group, (as those terms are defined below) acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or More than One Person Acting as a Group (other than an acquisition directly by the Partnership, Suburban Energy Service Group LLC or any of their affiliates) Common Units or other voting equity interests of the Partnership (‘‘Voting Securities’’) immediately after which such Person or More than One Person Acting as a Group has Beneficial Ownership (as that term is defined below) of more than thirty percent (30%) of the combined voting power of the Partnership’s then outstanding Common Units; provided, however, that in determining whether a Change in Control has occurred, Common Units which are acquired in a Non-Control Acquisition (as that term is defined below) shall not constitute an acquisition which would cause a Change in Control. A ‘‘Non-Control Acquisition’’ shall mean an acquisition by (x) an employee benefit plan (or a trust forming a part there) maintained by (A) the Partnership or Suburban, or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, (y) the Partnership or its subsidiaries, or (z) any Person or More than One Person Acting as a Group in connection with a Non-Control Transaction (as that term is defined below); or

(b)    approval by the partners of the Partnership of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Common Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Common Units of the entity resulting from such merger, consolidation or reorganization (the ‘‘Surviving Entity’’) in substantially the same proportion as their ownership of the Common Units immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any subsidiary thereof, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any subsidiary thereof, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Common Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding voting securities; (y) a complete liquidation or dissolution of the Partnership; or (z) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to a subsidiary of the Partnership). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a ‘‘Non-Control Transaction.’’

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the ‘‘Subject Person’’) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Units Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

For purposes of the foregoing definition of Change in Control, ‘‘Person’’ and ‘‘Beneficial Ownership’’ have the meanings used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and ‘‘More than one Person Acting as a Group’’ has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

Suburban shall also pay all legal fees and expenses incurred by an employee or former employee, as the case may be, as a result of such employee’s or former employee’s enforcement of any right or benefit under this Plan, unless a court or arbitrator finds that such employee’s or former employee’s challenge was frivolous, in which case, Suburban and such employee or former employee shall each bear their respective costs and expenses.

The administrator of this Plan shall be the Compensation Committee (the ‘‘Committee’’) of the Board of Supervisors of the Partnership.    The Committee shall have absolute discretionary authority to determine eligibility for benefits under the Plan and to otherwise construe the terms of the Plan. All benefits under the Plan shall be paid out of the general assets of Suburban, and no eligible employee shall have any interest in any specific asset of Suburban as a result of participation in the Plan. The receipt of a benefit hereunder shall not cause an eligible employee to be treated as an employee of the Company for any purpose beyond the date of the eligible employee’s actual termination of employment.

This Plan may be amended, modified or terminated by the Committee, except that any termination and any amendment or modification of this Plan adverse to the interests of employees eligible for benefits hereunder shall not be effective for a period of one year after written notice thereof has been circulated generally to the participants in the Plan at the time of such termination or amendment. If Suburban shall merge with or consolidate with another entity, or transfer, sell or lease all or substantially all of its assets to another entity, Suburban will require that such successor entity assume the obligations of Suburban hereunder, and this Plan shall be binding upon such entity whether or not expressly assumed by such entity.